Exhibit 99.1

Pulse Biosciences, Inc. Announces Initiation of Research Collaboration for the Treatment of Benign and Malignant Thyroid Tumors with nPulse™ Technology

HAYWARD, Calif. [Business Wire]–December 9, 2025. Pulse Biosciences, Inc. (Nasdaq: PLSE)(the “Company” or “Pulse Biosciences”), a company leveraging its novel nPulse™ technology using its proprietary Nanosecond Pulsed Field Ablation™ (nanosecond PFA or nsPFA™) energy, today announced a research collaboration with The University of Texas MD Anderson Cancer Center to examine the use of the Company’s nPulse™ Vybrance™ Percutaneous Electrode System for treatment of thyroid cancers. The Investigational Device Exemption (IDE) submitted for this first-in-human clinical feasibility study has been approved by the FDA.

Under the agreement, MD Anderson researchers led by Victoria Banuchi, M.D., Associate Professor of Head & Neck Surgery, will conduct a clinical study to assess the safety and effectiveness of using nPulse technology to treat papillary thyroid microcarcinoma, a common cancer affecting hundreds of thousands of US patients. The trial is planned to commence early in 2026. The study will be conducted at two sites and is planned to enroll 30 subjects. Under an existing material transfer agreement, preclinical studies with MD Anderson researchers are ongoing to assess the effect of nsPFA energy on anaplastic thyroid carcinoma. With a five-year survival rate of less than 5%, anaplastic thyroid carcinoma is one of the deadliest types of cancer.

“We believe the nonthermal mechanism of action of nsPFA, which limits scarring, fibrosis, and damage to critical surrounding structures, positions our nPulse technology as potentially the ideal treatment for benign and malignant thyroid tumors. We look forward to carrying this collaborative work forward to evaluate how our game-changing technology may benefit these patients,” said Paul LaViolette, Co-Chairman and CEO of Pulse Biosciences.

About the Company’s nPulse Vybrance Percutaneous Electrode System

The Company’s nPulse Vybrance Percutaneous Electrode System consists of a percutaneous needle electrode for use with the Company’s proprietary nPulse Console. The novel electrode is designed to harness and deliver the key advantages of nsPFA energy, enabling precise, nonthermal removal of cellular tissue without damage to noncellular structures or inducing thermal necrosis. The system has received U.S. Food and Drug Administration (FDA) 510(k) clearance for use in the ablation of soft tissue in percutaneous and intraoperative surgical procedures. This proprietary system is designed for non-cardiac applications.

About Pulse Biosciences®

Pulse Biosciences is a novel bioelectric medicine company committed to health innovation that has the intention as well as potential to improve the quality of life for patients. The Company’s proprietary nPulse™ technology delivers nanosecond pulses of electrical energy to non-thermally clear cells while sparing adjacent noncellular tissue. The Company is actively pursuing the development of its nPulse technology for use in the treatment of atrial fibrillation and in a select few other markets where it could have a profound positive impact on healthcare for both patients and providers, such as surgical soft tissue ablation.

Pulse Biosciences, nPulse, Vybrance, CellFX, Nano-Pulse Stimulation, NPS, nsPFA, CellFX nsPFA and the stylized logos are among the trademarks and/or registered trademarks of Pulse Biosciences, Inc. in the United States and other countries.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, statements relating to the effectiveness of the Company’s nPulse technology and its nPulse Vybrance Percutaneous Electrode System to ablate soft tissue with limited scarring or fibrosis and while sparing critical anatomical structures like nerves and vessels, statements concerning the Company’s expected product development efforts, including future clinical studies of its nPulse Vybrance Percutaneous Electrode System as a treatment for papillary thyroid microcarcinoma, statements concerning customer adoption and future use of the nPulse System to address a range of conditions such as any form of cancer, whether by MD Anderson or otherwise, Pulse Biosciences’ expectations, whether stated or implied, regarding its future clinical studies and regulatory submissions, and other future events. These statements are not historical facts but rather are based on Pulse Biosciences’ current expectations, estimates, and projections regarding Pulse Biosciences’ business, operations and other similar or related factors. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond Pulse Biosciences’ control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in Pulse Biosciences’ filings with the Securities and Exchange Commission. Pulse Biosciences undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Contacts:

Investors:

Pulse Biosciences, Inc.
Paul LaViolette, Co-Chairman and CEO

IR@pulsebiosciences.com

Or

Gilmartin Group
Philip Trip Taylor

415.937.5406
philip@gilmartinir.com